UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

(480) 966-5394

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Apollo Education Group, Inc. (the “Company”) convened and adjourned a Special Meeting of the holders of Class A common stock and Class B common stock on April 28, 2016, at which a quorum was present, (the “Special Meeting”) held to consider matters regarding the proposed acquisition by a consortium of investors including The Vistria Group, LLC, funds affiliated with Apollo Global Management, LLC and the Najafi Companies. The final results of voting for the only matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 3 – To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

The Company’s Class B shareholders approved Proposal 3 as follows:

For	Against	Abstain	Broker-Non Votes
475,149	0	0	0

Item 8.01	Other Events.

Adjournment of Special Meeting

In connection with the Class B shareholder approval of the adjournment proposal described above, the Company adjourned the Special Meeting previously scheduled for April 28, 2016 in order to provide additional time for shareholders to vote. The Special Meeting will be adjourned to May 6, 2016 at 1:00 PM, local Phoenix time, at 4025 South Riverpoint Parkway, Phoenix, Arizona 85040, Rooms 101-102. The record date for the Special Meeting remains April 11, 2016.

Press Release Announcing the Results of the Special Meeting

On April 28, 2016, the Company issued a press release dated April 28, 2016, titled “Apollo Education Group Announces Adjournment of Special Meeting of Shareholders to May 6, 2016” announcing the adjournment of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated April 28, 2016, titled “Apollo Education Group Announces Adjournment of Special Meeting of Shareholders to May 6, 2016”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Education Group, Inc.

By:	/s/ Gregory J. Iverson

Gregory J. Iverson
Chief Financial Officer

Date: April 28, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 28, 2016, titled “Apollo Education Group Announces Adjournment of Special Meeting of Shareholders to May 6, 2016”